UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 22, 2016, Santander Holdings USA, Inc. (the "Company") issued, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), a floating rate senior note due August 22, 2017 (the "Note") in the principal amount of  $1.5 billion to its parent, Banco Santander, S.A. Interest is payable on the Note quarterly in arrears on each February 22, May 22, August 22 and November 22 at a floating rate equal to the three-month LIBOR (as defined therein) plus 218 basis points per annum.  The proceeds of the Note will be used for general corporate purposes. The Company may, in its discretion, redeem or prepay the Note, in whole or in part, at a price of 100% of the principal amount of the Note to be redeemed or prepaid, plus interest. The Note also contains certain customary events of default.  The Note may not be sold or transferred unless such a transaction is exempt from, or not subject to, the registration requirements of the Securities Act of 1933. The Company has certain debt obligations outstanding.  None of the instruments evidencing such debt authorizes an amount of securities in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis; therefore, a copy of the Note is not included as an exhibit to this Current Report on Form 8-K. The Company agrees to furnish copies to the SEC on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: February 26, 2016	By:	/s/ Juan Carlos Alvarez
Name: Juan Carlos Alvarez
Title: Treasurer